EXHIBIT 99.1
For Immediate Release

Hasbro Reports Strong Revenue, Operating Profit and Earnings Growth in Third Quarter 2021

Differentiated business model drives growth led by Entertainment and Wizards of the Coast and Digital Gaming segments
•Third quarter 2021 revenues up 11% to $1.97 billion
•Entertainment segment revenue up 76%
•Wizards of the Coast and Digital Gaming segment revenue up 32%
•Consumer Products segment revenue down 3%
•Operating profit of $367.9 million, or 18.7% of revenues, up 9%
•Adjusted operating profit of $389.6 million, or 19.8% of revenues, up 6%
•Net earnings of $253.2 million, up 15%, or $1.83 per diluted share
•Adjusted net earnings of $271.2 million, up 5%, or $1.96 per diluted share
•Nine-month operating cash flow of $685.6 million
•Further reduced debt and maintained a strong cash position
◦Repaid $400.0 million of debt and funded the quarterly dividend
◦Quarter ending cash of $1.18 billion
Pawtucket, R.I., October 26, 2021 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the third quarter 2021.

"The Hasbro team performed at an extremely high level to deliver double-digit revenue growth, strong earnings and cash flow for the quarter, driven by our diversified business model" said Rich Stoddart, interim chief executive officer. "While we mourn the passing of our long-time leader and friend Brian Goldner, our performance is a testament to the power and potential of the Brand Blueprint strategy he architected. Entertainment revenues were up significantly, as the business returns to pre-pandemic levels, and the momentum of the Wizards of the Coast business continued. These performances more than overcame a small decline in our Consumer Product shipments amidst global supply chain challenges in the quarter. Our teams continue to work around the clock to secure transport for our goods to meet the robust demand for Hasbro brands."

"The strength of the business is evident in the quarter's results, highlighting the benefits of our Brand Blueprint strategy to deliver strong revenue, earnings and cash flow," said Deborah Thomas, Hasbro’s chief financial officer. "Our established and experienced leadership team continues to execute on the vision we all share. We are also working tirelessly to ensure product for the holiday, and are pleased that, through today, we have delivered much of what was delayed in the third quarter despite continued supply chain challenges. Given the strength across our diversified business model, for the full year we continue to target double-digit revenue growth, currently expected in the range of 13% to 16%, and operating margins in line with last year's adjusted level of approximately 15%. We have orders to support the high end of the revenue growth range, but there are supply chain factors out of our control which could impact our ability to fully achieve the upside."

Third Quarter 2021 Financial Results

$ Millions, except earnings per share	Q3 2021	Q3 2020	% Change
Net Revenues[1]	$1,970.0	$1,776.6	11%

Operating Profit	$367.9	$336.6	9%
Adjusted Operating Profit[2]	$389.6	$367.2	6%

Net Earnings	$253.2	$220.9	15%
Net Earnings per Diluted Share	$1.83	$1.61	14%

Adjusted Net Earnings[2]	$271.2	$258.9	5%
Adjusted Net Earnings per Diluted Share[2]	$1.96	$1.88	4%

EBITDA[2]	$443.0	$422.3	5%
Adjusted EBITDA[2]	$462.1	$442.1	5%
1Foreign exchange had a positive $13.1 million impact, or 1%, on third quarter 2021 revenue.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures.

Third Quarter 2021 Major Segment Performance
Beginning with the first quarter 2021, Hasbro realigned its financial reporting segments and business units, in order to align its segment financial reporting more closely with its current business structure. The three principal reportable segments are: Consumer Products, Wizards of the Coast and Digital Gaming, and Entertainment.

Reclassifications of certain prior year segment results have been made to conform to the current-year presentation. None of the segment changes impact the Company's previously reported consolidated net revenue, operating profits, EBITDA, net earnings or net earnings per share.

Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss) [1]
	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	Q3 2021	Q3 2020
Consumer Products	$1,282.7	$1,317.8	-3%	$210.4	$226.2	$210.4	$226.2
Wizards of the Coast and Digital Gaming	$360.2	$273.4	32%	$159.4	$141.6	$159.4	$141.6
Entertainment	$327.1	$185.4	76%	$22.4	$(28.3)	$42.1	$(3.6)
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit."
.

Consumer Products segment revenue and operating profit declined slightly. The team executed major new launches for MY LITTLE PONY, PEPPA PIG, and PJ MASKS. Hasbro Gaming and Emerging Brands revenue increased. Revenue also grew in licensing and Latin America. Global consumer point of sale declined mid-single digits as in stock levels were below targets. The team worked tirelessly to ship product to meet a higher level of demand, delivering most of the orders. Supply chain disruption, including limited capacity and port congestion resulted in approximately $100 million of orders that were not filled in the quarter with the majority of that fulfilled in early Q4. Operating profit and margin were negatively impacted by the lower revenue due to shipping challenges as well as higher freight costs to facilitate product deliveries.

Wizards of the Coast and Digital Gaming segment revenue grew led by tabletop and digital gaming revenues for MAGIC: THE GATHERING, DUNGEONS & DRAGONS and licensed digital gaming. Successful MAGIC: THE GATHERING releases of Adventures in the Forgotten Realms and Innistrad: Midnight Hunt have continued to drive strong demand for MAGIC. Operating profit grew behind increased revenues which were partially offset by higher expenses to support new game launches, including incremental product development and advertising, as well as higher digital game depreciation.

Entertainment segment revenue increased across the segment as production and deliveries were strong and were ahead of third quarter levels both last year and in 2019. Television revenues grew with deliveries of Yellowjackets and The Rookie, as well as sales of Fear the Walking Dead among other scripted and unscripted programs. Film revenue grew behind Come from Away and Finch. Family Brands revenue growth was highlighted by the delivery of My Little Pony: A New Generation to Netflix as well as content deals for PEPPA PIG and PJ MASKS, along with growth in YouTube advertising revenues. Third quarter 2021 Entertainment segment revenue does not include any eOne music revenues due to the completion of the sale of the eOne music business at the beginning of the quarter, as compared to $28.7 million of eOne music revenues included in the Entertainment segment for the third quarter of 2020. Adjusted operating profit increased on the higher revenue and lower administrative costs, partially offset by higher program cost amortization associated with higher deliveries as well as royalty and advertising in support of those deliveries.

Third Quarter 2021 Brand Performance: Supercharging the Brand Blueprint

Brand Portfolio	Net Revenues ($ Millions)
	Q3 2021	Q3 2020	% Change
Franchise Brands	$882.0	$807.5	9%
Partner Brands	$366.7	$409.2	-10%
Hasbro Gaming[1]	$281.9	$239.2	18%
Emerging Brands	$177.5	$155.0	15%
TV/Film/Entertainment	$261.9	$165.7	58%
1Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, which are reported in the Franchise Brands portfolio, totaled $658.6 million for the third quarter 2021, up 21% compared to the respective period in 2020.

Showcasing the power and potential of the Brand Blueprint, Hasbro's MY LITTLE PONY came to life on film in My Little Pony: A New Generation, which premiered on Netflix in September. The film delighted fans and audiences, coming in at number one for kids in viewership over the debut weekend in over 80 markets. As one of the top revenue growers in the quarter, MY LITTLE PONY'S relaunch is well underway with innovative toy, game and licensing merchandise in support of an all new cast of ponies, in addition to the successful animated film and robust content road map to follow. In other examples of the power and connectivity of our brands and segments, Hasbro launched its first toy and game line for PEPPA PIG and PJ MASKS during the quarter, bringing approximately 100 new items to retailers for families around the world inspired by the new stories playing out in entertainment.

Revenues grew in the Franchise Brands, Hasbro Gaming, Emerging Brands and TV/Film/Entertainment categories, and declined in Partner Brands. Franchise Brand revenues increased with gains in MAGIC: THE GATHERING, MY LITTLE PONY and TRANSFORMERS. Partner Brands revenue declined as growth in Hasbro products for the Marvel portfolio, including the Spider-Man franchise, and Ghostbusters was more than offset by declines in other properties. Hasbro Gaming revenue increased, led by tabletop and digital gaming growth including DUNGEONS & DRAGONS as well as many classic games such as THE GAME OF LIFE, CONNECT 4 and GUESS WHO. Emerging Brands revenue growth reflected the launch of Hasbro products for PEPPA PIG and PJ MASKS at retail, as well as continued fan engagement for GI JOE product. TV/Film/Entertainment revenues grew with increased deliveries in scripted, unscripted and animated television and film inclusive of the loss of revenues from the sale of the Music business.

Debt Repayment
Year-to-date, the Company has retired $972.5 million of Long-term debt. In the third quarter 2021, the Company repaid approximately $400 million of debt, including its $300 million aggregate principal amount of 2.60% notes due November 19, 2022, using, in part, the proceeds from sale the eOne music business completed at the beginning of the third quarter.

Dividend
The next quarterly cash dividend of $0.68 per common share was declared on July 28, 2021 and is payable on November 15, 2021 to shareholders of record at the close of business on November 1, 2021. During the third quarter, Hasbro paid $93.3 million in cash dividends to shareholders, bringing the year-to-date payments to $280.7 million.

Conference Call Webcast
Hasbro will webcast its third quarter earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL

Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn).

© 2021 Hasbro, Inc. All Rights Reserved.

Safe Harbor
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our future performance and expectations for growth in 2021; the ability to achieve our financial and business goals and objectives; our efforts to ship sufficient product to meet demand due to supply chain issues affecting businesses globally; product and entertainment plans, including the content and timing of product and content releases; marketing and promotional efforts; anticipated expenses; working capital; and liquidity. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to design, develop, produce, manufacture, source and ship products on a timely, cost-effective and profitable basis;
•our ability to implement shipping strategies to lessen the impact of any increased shipping costs due to shipping delays or changes in required methods of shipping, as well as our ability to take any price increases to offset shipping costs, increases in prices of raw materials or other increases in costs of our products;
•rapidly changing consumer interests in the types of products and entertainment we offer;
•the challenge of developing and offering products and storytelling experiences that are sought after by children, families and audiences given increasing technological and entertainment offerings that are available and that compete with our offerings for consumers’ attention;
•our ability to develop and distribute engaging storytelling across media to drive brand awareness;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including changing inventory policies and practices of our customers and supply chain challenges;
•our ability to develop and grow areas of our brand blueprint, such as through eOne, Wizards of the Coast, and our other entertainment and digital gaming initiatives;
•our ability to successfully develop and execute plans to mitigate the negative impact of the coronavirus on our business, including, without limitation, negative impacts to our supply chain and costs that have occurred and could continue to occur in countries where we source significant amounts of product;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•our ability to successfully implement actions to lessen the impact of potential and enacted tariffs imposed on our products, including any changes to our supply chain, inventory management, sales policies or pricing of our products;

•downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, higher commodity prices, labor costs or transportation costs, or outbreaks of disease, such as the coronavirus, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, our licensees or other business partners;
•risks relating to the use of third party manufacturers for the manufacturing of our products, including the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks related to sourcing of products from countries outside of China, such as India and Vietnam, where the Covid-19 pandemic has negatively impacted our vendors and the ability to transport products to our markets;
•our ability to successfully implement our succession plans to appoint a permanent CEO following the passing of Brian Goldner, our former Chairman and CEO;
•our ability to attract and retain talented officers and employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue enhancing initiatives, including initiatives to integrate eOne into our business;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the production of entertainment due to strikes, lockouts or other union actions that could halt or delay productions;
•risks relating to the impairment and/or write-offs of products and films and television programs we acquire and produce;
•risks relating to investments, acquisitions and dispositions;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which would significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this presentation or to update them to reflect events or circumstances occurring after the date of this presentation.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted earnings per diluted share, which exclude, where applicable, the 2021 impact of loss on disposal of business and related transaction costs, income tax expense associated with the U.K. Finance Act 2021, purchased intangible amortization and stock compensation expense associated with acquisition-related grants, and for 2020, the impact of the eOne acquisition-related costs, purchased intangible amortization, restructuring charges and income tax expense associated with the U.K. Finance Act of 2020. Also included in the financial tables are the non-GAAP financial measures of EBITDA, and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA also excludes the impact of the charges/gains noted above, as well as non-cash stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted earnings per diluted share and Adjusted operating profit provides investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
HAS-E
Investor Contact: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of Dollars)

	September 26, 2021	September 27, 2020
ASSETS
Cash and Cash Equivalents	$1,181.2	$1,132.4
Accounts Receivable, Net	1,476.6	1,438.4
Inventories	544.1	540.0
Prepaid Expenses and Other Current Assets	528.5	648.2
Total Current Assets	3,730.4	3,759.0
Property, Plant and Equipment, Net	441.9	477.2
Goodwill	3,420.2	3,644.1
Other Intangible Assets, Net	1,209.5	1,546.8
Other Assets	1,428.4	1,276.1
Total Assets	$10,230.4	$10,703.2

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$0.9	$10.0
Current Portion of Long-Term Debt	187.6	369.3
Accounts Payable and Accrued Liabilities	2,261.9	1,936.3
Total Current Liabilities	2,450.4	2,315.6
Long-Term Debt	3,977.4	4,777.8
Other Liabilities	722.5	778.5
Total Liabilities	7,150.3	7,871.9
Redeemable Noncontrolling Interests	22.9	22.9
Total Shareholders' Equity	3,057.2	2,808.4
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$10,230.4	$10,703.2

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

	Quarter Ended				Nine Months Ended
	September 26, 2021	% Net Revenues	September 27, 2020	% Net Revenues	September 26, 2021	% Net Revenues	September 27, 2020	% Net Revenues
Net Revenues	$1,970.0	100.0%	$1,776.6	100.0%	$4,407.0	100.0%	$3,742.5	100.0%
Costs and Expenses:
Cost of Sales	609.5	30.9%	610.1	34.3%	1,244.4	28.2%	1,126.0	30.1%
Program Cost Amortization	187.9	9.5%	85.4	4.8%	396.1	9.0%	268.2	7.2%
Royalties	171.8	8.7%	176.9	10.0%	392.2	8.9%	387.1	10.3%
Product Development	80.1	4.1%	62.7	3.5%	229.1	5.2%	174.9	4.7%
Advertising	163.3	8.3%	137.4	7.7%	356.6	8.1%	311.4	8.3%
Amortization of Intangibles	27.7	1.4%	36.2	2.0%	90.3	2.0%	107.7	2.9%
Selling, Distribution and Administration	361.8	18.4%	325.4	18.3%	1,004.7	22.8%	885.7	23.7%
Loss on Disposal of Business	—	0.0%	—	0.0%	101.8	2.3%	—	0.0%
Acquisition and Related Costs	—	0.0%	5.9	0.3%	—	0.0%	166.0	4.4%
Operating Profit	367.9	18.7%	336.6	18.9%	591.8	13.4%	315.5	8.4%
Interest Expense	43.3	2.2%	49.4	2.8%	137.3	3.1%	153.7	4.1%
Other Expense (Income), Net	1.2	0.1%	(12.0)	-0.7%	(39.5)	-0.9%	(21.7)	-0.6%
Earnings before Income Taxes	323.4	16.4%	299.2	16.8%	494.0	11.2%	183.5	4.9%
Income Tax Expense	68.5	3.5%	79.2	4.5%	143.5	3.3%	64.3	1.7%
Net Earnings	254.9	12.9%	220.0	12.4%	350.5	8.0%	119.2	3.2%
Net Earnings (Loss) Attributable to Noncontrolling Interests	1.7	0.1%	(0.9)	-0.1%	4.0	0.1%	1.9	0.1%
Net Earnings Attributable to Hasbro, Inc.	$253.2	12.9%	$220.9	12.4%	$346.5	7.9%	$117.3	3.1%

Per Common Share
Net Earnings
Basic	$1.83		$1.61		$2.51		$0.86
Diluted	$1.83		$1.61		$2.51		$0.85

Cash Dividends Declared	$0.68		$0.68		$2.04		$2.04

Weighted Average Number of Shares
Basic	138.1		137.3		137.9		137.2
Diluted	138.5		137.5		138.3		137.5

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of Dollars)

	Nine Months Ended
	September 26, 2021	September 27, 2020
Cash Flows from Operating Activities:
Net Earnings	$350.5	$119.2
Other Non-Cash Adjustments	814.2	561.8
Changes in Operating Assets and Liabilities	(479.1)	(186.7)
Net Cash Provided by Operating Activities	685.6	494.3

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(98.1)	(92.1)
Acquisition, Net of Cash Acquired	—	(4,403.9)
Proceeds From Sale of Business, Net of Cash	379.2	—
Other	(3.6)	24.3
Net Cash Provided (Utilized) by Investing Activities	277.5	(4,471.7)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	127.6	1,036.0
Repayments of Long-Term Debt	(1,062.1)	(147.3)
Net Repayments of Short-Term Borrowings	(6.2)	(0.3)
Stock-Based Compensation Transactions	24.6	1.8
Dividends Paid	(280.7)	(279.4)
Payments Related to Tax Withholding for Share-Based Compensation	(10.8)	(5.9)
Redemption of Equity Instruments	—	(47.4)
Debt Extinguishment Costs	(9.1)	—
Other	(6.8)	(7.0)
Net Cash (Utilized) Provided by Financing Activities	(1,223.5)	550.5

Effect of Exchange Rate Changes on Cash	(8.1)	(21.1)

Cash and Cash Equivalents at Beginning of Year	1,449.7	4,580.4

Cash and Cash Equivalents at End of Quarter	$1,181.2	$1,132.4

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED
(Unaudited)
(Millions of Dollars)

Effective in the first quarter of 2021, the Company reorganized its reportable segments to Consumer Products, Wizards of the Coast and Digital Gaming, Entertainment, and Corporate and Other. For comparability, segment results for the quarter and nine months ended September 27, 2020 are presented to align with the new reportable segments.

Operating Results

	Quarter Ended September 26, 2021			Quarter Ended September 27, 2020
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,970.0	$—	$1,970.0	$1,776.6	$—	$1,776.6	11%
Operating Profit	367.9	21.7	389.6	336.6	30.6	367.2	6%
Operating Margin	18.7%	1.1%	19.8%	18.9%	1.7%	20.7%
EBITDA	443.0	19.1	462.1	422.3	19.8	442.1	5%

Segment Results
Consumer Products:
External Net Revenues (2)	$1,282.7	$—	$1,282.7	$1,317.8	$—	$1,317.8	-3%
Operating Profit	210.4	—	210.4	226.2	—	226.2	-7%
Operating Margin	16.4%	—	16.4%	17.2%	—	17.2%
EBITDA	253.5	9.0	262.5	267.0	10.1	277.1	-5%

Wizards of the Coast and Digital Gaming:
External Net Revenues	360.2	—	360.2	273.4	—	273.4	32%
Operating Profit	159.4	—	159.4	141.6	—	141.6	13%
Operating Margin	44.3%	—	44.3%	51.8%	—	51.8%
EBITDA	170.9	3.3	174.2	149.6	2.6	152.2	14%

Entertainment:
External Net Revenues (3)	327.1	—	327.1	185.4	—	185.4	76%
Operating Profit (Loss)	22.4	19.7	42.1	(28.3)	24.7	(3.6)	>100%
Operating Margin	6.8%	6.0%	12.9%	-15.3%	13.3%	-1.9%
EBITDA	44.1	5.5	49.6	(0.4)	2.0	1.6	>100%

Corporate and Other:
Operating (Loss) Profit	(24.3)	2.0	(22.3)	(2.9)	5.9	3.0	>-100%
EBITDA	(25.5)	1.3	(24.2)	6.1	5.1	11.2	>-100%

	Quarter Ended
	September 26, 2021	September 27, 2020	% Change

(1) Net Revenues by Brand Portfolio
Franchise Brands	$882.0	$807.5	9%
Partner Brands	366.7	409.2	-10%
Hasbro Gaming (i)	281.9	239.2	18%
Emerging Brands	177.5	155.0	15%
TV/Film/Entertainment	261.9	165.7	58%
Total	$1,970.0	$1,776.6

(i) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, which are reported in the Franchise Brands portfolio, totaled $658.6 for the quarter ended September 26, 2021, up 21% from revenues of $543.1 for the quarter ended September 27, 2020.

	Quarter Ended
	September 26, 2021	September 27, 2020	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$805.0	$830.1	-3%
Europe	304.2	316.8	-4%
Asia Pacific	75.5	78.2	-3%
Latin America	98.0	92.7	6%
Total	$1,282.7	$1,317.8

	Quarter Ended
	September 26, 2021	September 27, 2020	% Change
(3) Entertainment Segment Net Revenues by Category
Film and TV	$255.4	$141.6	80%
Family Brands	60.5	14.2	>100%
Music and Other	11.2	29.6	-62%
Total	$327.1	$185.4

Operating Results

	Nine Months Ended September 26, 2021			Nine Months Ended September 27, 2020
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (4)	$4,407.0	$—	$4,407.0	$3,742.5	$—	$3,742.5	18%
Operating Profit	591.8	183.5	775.3	315.5	249.8	565.3	37%
Operating Margin	13.4%	4.2%	17.6%	8.4%	6.7%	15.1%
EBITDA	837.8	165.9	1,003.7	539.1	217.7	756.8	33%

Segment Results
Consumer Products:
External Net Revenues (5)	$2,625.8	$—	$2,625.8	$2,409.8	$—	$2,409.8	9%
Operating Profit	260.5	—	260.5	171.2	—	171.2	52%
Operating Margin	9.9%	—	9.9%	7.1%	—	7.1%
EBITDA	359.5	23.6	383.1	263.2	26.8	290.0	32%

Wizards of the Coast and Digital Gaming:
External Net Revenues	1,008.7	—	1,008.7	670.7	—	670.7	50%
Operating Profit	462.3	—	462.3	311.5	—	311.5	48%
Operating Margin	45.8%	—	45.8%	46.4%	—	46.4%
EBITDA	490.1	9.0	499.1	323.3	6.8	330.1	51%

Entertainment:
External Net Revenues (6)	772.5	—	772.5	662.0	—	662.0	17%
Operating (Loss) Profit	(74.3)	168.2	93.9	(106.1)	170.9	64.8	45%
Operating Margin	-9.6%	21.8%	12.2%	-16.0%	25.8%	9.8%
EBITDA	25.1	116.3	141.4	(25.3)	102.7	77.4	83%

Corporate and Other:
Operating (Loss) Profit	(56.7)	15.3	(41.4)	(61.1)	78.9	17.8	>-100%
EBITDA	(36.9)	17.0	(19.9)	(22.1)	81.4	59.3	>-100%

	Nine Months Ended
	September 26, 2021	September 27, 2020	% Change

(4) Net Revenues by Brand Portfolio
Franchise Brands	$2,023.4	$1,580.9	28%
Partner Brands	766.7	729.8	5%
Hasbro Gaming (i)	565.3	516.3	9%
Emerging Brands	399.2	325.1	23%
TV/Film/Entertainment	652.4	590.4	11%
Total	$4,407.0	$3,742.5

(i) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $1,543.3 for the nine months ended September 26, 2021, up 28% from revenues of $1,202.6 for the nine months ended September 27, 2020.

	Nine Months Ended
	September 26, 2021	September 27, 2020	% Change
(5) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$1,559.1	$1,434.9	9%
Europe	669.2	615.4	9%
Asia Pacific	208.7	197.1	6%
Latin America	188.8	162.4	16%
Total	$2,625.8	$2,409.8

	Nine Months Ended
	September 26, 2021	September 27, 2020	% Change
(6) Entertainment Segment Net Revenues by Category
Film and TV	$586.1	$514.5	14%
Family Brands	105.4	58.9	79%
Music and Other	81.0	88.6	-9%
Total	$772.5	$662.0

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit
	Quarter Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020

Operating Profit (Loss)	$367.9	$336.6	$591.8	$315.5
Consumer Products	210.4	226.2	260.5	171.2
Wizards of the Coast and Digital Gaming	159.4	141.6	462.3	311.5
Entertainment	22.4	(28.3)	(74.3)	(106.1)
Corporate and Other	(24.3)	(2.9)	(56.7)	(61.1)

Non-GAAP Adjustments (1)	$21.7	$30.6	$183.5	$249.8
Entertainment	19.7	24.7	168.2	170.9
Corporate and Other	2.0	5.9	15.3	78.9

Adjusted Operating Profit (Loss)	$389.6	$367.2	$775.3	$565.3
Consumer Products	210.4	226.2	260.5	171.2
Wizards of the Coast and Digital Gaming	159.4	141.6	462.3	311.5
Entertainment	42.1	(3.6)	93.9	64.8
Corporate and Other	(22.3)	3.0	(41.4)	17.8

(1) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$2.0	$5.9	$5.8	$166.0
Acquired intangible amortization (ii)	19.7	24.7	66.4	72.3
Loss on disposal of business and related costs (iii)	—	—	111.3	—
Severance (iv)	—	—	—	11.5
Total	$21.7	$30.6	$183.5	$249.8

(i) In association with the Company's acquisition of eOne, the Company incurred related expenses of $2.0 ($1.7 after-tax) and $5.8 ($5.0 after-tax) in the quarter and nine months ended September 26, 2021, respectively, and $5.9 ($4.7 after-tax) and $166.0 ($140.7 after-tax) in the quarter and nine months ended September 27, 2020, respectively, comprised of the following:

(a) In the quarter and nine months ended September 26, 2021, the Company incurred stock compensation expense of $2.0 and $5.8 respectively, associated with acquisition-related grants. In 2021, this expense is included within Selling, Distribution and Administration.
(b) In the quarter and nine months ended September 27, 2020, the Company incurred expenses of $5.9 and $166.0, respectively, comprised of 1) acquisition and integration costs of $4.6 and $104.3, respectively, including expense associated with the acceleration of eOne stock-based compensation and advisor fees settled at the closing of the acquisition, as well as integration costs; and 2) restructuring and related costs of $1.3 and $61.7, respectively, including severance and retention costs, as well as impairment charges in the first quarter of 2020 for certain definite-lived intangible and production assets. In 2020, these expenses were included within Acquisition and Related Costs.

(ii) The Company incurred incremental intangible amortization costs related to the intangible assets acquired in the eOne acquisition.

(iii) On April 25, 2021, the Company entered into a definitive agreement to sell the eOne music business for an aggregate sales price of $385.0, subject to certain closing adjustments related to working capital and net debt. As such, the assets and liabilities of eOne music were revalued in the second quarter of 2021 and disclosed separately on the balance sheet. The charge of $111.3 is comprised of a goodwill impairment loss of $101.8 (included within Loss on Disposal of Business) and transaction costs of $9.5 (included within Selling, Distribution and Administration). The after-tax combined charge is $109.1.

(iv) In the quarter ended June 28, 2020, the Company incurred $11.5 of severance charges, associated with cost-savings initiatives within the Company's commercial and Film and TV businesses.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA

	Quarter Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020

Net Earnings Attributable to Hasbro, Inc.	$253.2	$220.9	$346.5	$117.3
Interest Expense	43.3	49.4	137.3	153.7
Income Tax Expense	68.5	79.2	143.5	64.3
Net Earnings (Loss) Attributable to Noncontrolling Interests	1.7	(0.9)	4.0	1.9
Depreciation	48.6	37.5	116.2	94.2
Amortization of Intangibles	27.7	36.2	90.3	107.7
EBITDA	443.0	422.3	837.8	539.1
Non-GAAP Adjustments and Stock Compensation (1)	19.1	19.8	165.9	217.7
Adjusted EBITDA	$462.1	$442.1	$1,003.7	$756.8

(1) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$19.1	$13.9	$54.6	$40.2
Acquisition-related costs	—	5.9	—	166.0
Loss on disposal of business and related costs	—	—	111.3	—
Severance	—	—	—	11.5
Total	$19.1	$19.8	$165.9	$217.7

Adjusted EBITDA by Segment:
Consumer Products	$262.5	$277.1	$383.1	$290.0
Wizards of the Coast and Digital Gaming	174.2	152.2	499.1	330.1
Entertainment	49.6	1.6	141.4	77.4
Corporate and Other	(24.2)	11.2	(19.9)	59.3
Total Adjusted EBITDA	$462.1	$442.1	$1,003.7	$756.8

Consumer Products:
Operating Profit	$210.4	$226.2	$260.5	$171.2
Other (Expense) Income	5.7	1.6	13.4	(2.9)
Depreciation	29.6	27.8	62.2	60.7
Amortization of Intangibles	7.8	11.4	23.4	34.2
EBITDA	253.5	267.0	359.5	263.2
Non-GAAP Adjustments and Stock Compensation	9.0	10.1	23.6	26.8
Adjusted EBITDA	$262.5	$277.1	$383.1	$290.0

Wizards of the Coast and Digital Gaming:
Operating Profit	$159.4	$141.6	$462.3	$311.5
Other (Expense) Income	(0.3)	5.7	(1.2)	5.0
Depreciation	11.8	2.3	29.0	6.8
EBITDA	170.9	149.6	490.1	323.3
Non-GAAP Adjustments and Stock Compensation	3.3	2.6	9.0	6.8
Adjusted EBITDA	$174.2	$152.2	$499.1	$330.1

Entertainment:
Operating Profit (Loss)	$22.4	$(28.3)	$(74.3)	$(106.1)
Other (Expense) Income	(1.1)	0.4	24.5	0.8
Depreciation	2.8	2.8	7.8	6.9
Amortization of Intangibles	20.0	24.7	67.1	73.1
EBITDA	44.1	(0.4)	25.1	(25.3)
Non-GAAP Adjustments and Stock Compensation	5.5	2.0	116.3	102.7
Adjusted EBITDA	$49.6	$1.6	$141.4	$77.4

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	September 26, 2021	Diluted Per Share Amount	September 27, 2020	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$253.2	$1.83	$220.9	$1.61
Acquisition-related costs	1.7	0.01	4.7	0.03
Acquired intangible amortization	16.3	0.12	19.7	0.14
UK Tax Reform (1)	—	—	13.6	0.10
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$271.2	$1.96	$258.9	$1.88

	Nine Months Ended
(all adjustments reported after-tax)	September 26, 2021	Diluted Per Share Amount	September 27, 2020	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$346.5	$2.51	$117.3	$0.85
Acquisition-related costs	5.0	0.04	140.7	1.02
Acquired intangible amortization	55.0	0.40	57.5	0.42
Loss on disposal of business and related costs	109.1	0.79	—	—
Severance	—	—	10.2	0.07
UK Tax Reform (1)	39.4	0.28	13.6	0.10
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$555.0	$4.01	$339.3	$2.47

(1) In the second quarter of 2021, the Company recorded income tax expense of $39.4 as a result of the revaluation of the Company's UK deferred taxes in accordance with Finance Act 2021 enacted by the United Kingdom on June 10, 2021. Effective April 1, 2023, the new law increases the corporate income tax rate to 25% from 19%. In the third quarter of 2020, the Company recorded income tax expense of $13.6 as a result of the revaluation of Hasbro’s UK tax attributes in accordance with the Finance Act of 2020 enacted by the United Kingdom on July 22, 2020. Effective back to April 1, 2020, the law maintained the corporate income tax rate at 19% instead of the planned reduction to 17% that was previously enacted in the UK Finance Act of 2016.